UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 22, 2008

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 22, 2008, the Board of Directors (the “Board”) of Omnicare, Inc. (the “Company”), approved and adopted the Third Amended and Restated By-Laws of the Company (as amended, the “By-Laws”) to adopt a majority voting standard for the election of directors in uncontested elections, as set forth in Article II, Section 2.02 of the By-Laws. In contested elections, as defined in the By-Laws, the vote standard will continue to be a plurality of votes cast. Any director who fails to receive the required number of votes for election in an uncontested election will tender his or her resignation, subject to acceptance or rejection by the Board.

The amendment to the By-Laws became effective immediately upon its adoption by the Board. The foregoing summary of the changes to the By-Laws is qualified in its entirety by the full text of the Third Amended and Restated By-Laws of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated By-Laws of Omnicare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Mark G. Kobasuk
Name:	Mark G. Kobasuk
Title:	Vice President - General Counsel

Dated: December 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Amended and Restated By-Laws of Omnicare, Inc.